UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      August 7, 2013

AMERICAN INDEPENDENCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-05270	11-1817252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

485 Madison Avenue, New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (212) 355-4141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information set forth under this Item 2.02 is intended to be furnished under this Item 2.02 “Results of Operations and Financial Condition.”  Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On August 7, 2013, American Independence Corp. issued a press release announcing results of operations for the three months and six months ended June 30, 2013, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)

Exhibits

Exhibit 99.1 - Press release of American Independence Corp., dated August 7, 2013.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, unless expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN INDEPENDENCE CORP.

/s/ Teresa A. Herbert Teresa A. Herbert Chief Financial Officer and Senior Vice President	Date:	August 7, 2013

Exhibit 99.1

AMERICAN INDEPENDENCE CORP.	CONTACT: DAVID T. KETTIG
485 MADISON AVENUE	(212) 355-4141 Ext. 3047
NEW YORK, NEW YORK 10022	www.americanindependencecorp.com
NASDAQ – AMIC

NEWS RELEASE

AMERICAN INDEPENDENCE CORP. ANNOUNCES

2013 SECOND-QUARTER AND SIX-MONTH RESULTS

New York, New York, August 7, 2013.  American Independence Corp. (NASDAQ: AMIC) today reported 2013 second-quarter and six-month results.

Financial Results

Net income attributable to AMIC increased to $1.5 million ($.19 per share, diluted), for the three months ended June 30, 2013 compared to $0.3 million ($.04 per share, diluted), for the three months ended June 30, 2012.  Revenues increased to $37.4 million for the three months ended June 30, 2013 compared to revenues of $23.5 million for the three months ended June 30, 2012, primarily due to an increase in premiums.

Net income attributable to AMIC increased to $2.2 million ($.27 per share, diluted), for the six months ended June 30, 2013 compared to $1.4 million ($.17 per share, diluted), for the six months ended June 30, 2012.  Revenues increased to $72.7 million for the six months ended June 30, 2013 compared to revenues of $45.7 million for the six months ended June 30, 2012, primarily due to an increase in premiums.

Chief Executive Officer’s Comments

Roy Thung, Chief Executive Officer, commented, “Earned premium for our medical stop-loss for the second quarter grew 22% over the same quarter last year, driven by annual growth rates at IHC Risk Solutions of 28% in our direct-written business.  Profitability of this line of business continues at expected levels.  We see a significant portion of this growth arising from employer groups moving from fully insured to self-funding as they consider their alternatives as a result of changes being brought about by health care reform.  We expect a continuation of these trends through the remainder of this year and into 2014.  Our financial condition and balance sheet remain strong.  We have no debt and have grown our book value to $12.67 per share at June 30, 2013 from $12.59 per share at December 31, 2012."

About American Independence Corp.

AMIC, through Independence American Insurance Company and its other subsidiaries, offers major medical for individuals and families, medical stop-loss, small group major medical, short-term medical, various supplemental products, pet insurance, and non-subscriber occupational accident and international coverages.  AMIC provides to the individual and self-employed markets health insurance and related products, which are distributed through its subsidiaries, IPA Family, LLC, healthinsurance.org, LLC, and IHC Specialty Benefits, Inc.  AMIC markets medical stop-loss through its marketing and administrative company IHC Risk Solutions, LLC.

Certain statements in this news release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance.  Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which AMIC operates, new federal or state governmental regulation, AMIC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in AMIC’s other news releases and filings with the Securities and Exchange Commission.  AMIC expressly disclaims any duty to update its forward-looking statements or earnings guidance, and does not undertake to provide any such guidance in the future.

American Independence Corp.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Premiums earned	$31,618	$19,334	$61,614	$37,791
Fee and agency income	4,688	3,739	8,935	6,867
Net investment income	501	500	1,005	996
Net realized investment gains	387	44	927	170
Other-than-temporary impairment losses	-	(189)	-	(189)
Other income	179	47	252	74

Revenues	37,373	23,475	72,733	45,709

Insurance benefits, claims and reserves	20,194	14,266	41,427	25,957
Selling, general and administrative expenses	14,397	8,417	27,001	17,010
Amortization and depreciation	256	45	484	90

Expenses	34,847	22,728	68,912	43,057

Income before income tax	2,526	747	3,821	2,652
Provision for income taxes	821	196	1,193	804

Net income	1,705	551	2,628	1,848
Less: Net income attributable to the non-controlling interest	(201)	(242)	(433)	(420)

Net income attributable to American Independence Corp.	$1,504	$309	$2,195	$1,428

Basic income per common share:
Net income attributable to
American Independence Corp. common stockholders	$.19	$.04	$.27	$.17

Weighted-average shares outstanding	8,073	8,272	8,079	8,272

Diluted income per common share:
Net income attributable to
American Independence Corp. common stockholders	$.19	$.04	$.27	$.17

Weighted-average diluted shares outstanding	8,076	8,272	8,079	8,272

American Independence Corp.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

	June 30,
	2013	December 31,
ASSETS:	(Unaudited)	2012
Investments:
Securities purchased under agreements to resell	$5,288	$5,234
Trading securities	1,066	1,056
Fixed maturities available-for-sale, at fair value	67,129	58,329
Equity securities available-for-sale, at fair value	997	2,507

Total investments	74,480	67,126

Cash and cash equivalents	1,152	4,576
Restricted cash	10,554	13,321
Accrued investment income	601	755
Premiums receivable	17,267	10,387
Net deferred tax asset	11,891	13,024
Due from reinsurers	6,672	6,307
Goodwill	23,561	23,561
Intangible assets	2,752	3,379
Accrued fee income	2,459	3,122
Due from securities brokers	112	61
Other assets	12,888	13,364

TOTAL ASSETS	$164,389	$158,983

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Insurance reserves	$34,218	$24,993
Premium and claim funds payable	10,554	13,321
Commission payable	5,837	4,329
Accounts payable, accruals and other liabilities	9,602	10,118
State income taxes payable	555	545
Due to securities brokers	171	22
Due to reinsurers	1,019	1,431

Total liabilities	61,956	54,759

STOCKHOLDERS’ EQUITY:
American Independence Corp. stockholders’ equity:
Preferred stock, $0.10 par value, 1,000 shares designated; no shares issued
and outstanding	-	-
Common stock, $0.01 par value, 15,000,000 shares authorized; 9,181,793 shares
issued, respectively; 8,072,548 and 8,272,332 shares outstanding, respectively	92	92
Additional paid-in capital	479,456	479,451
Accumulated other comprehensive income (loss)	(1,030)	1,829
Treasury stock, at cost, 1,109,245 shares and 909,461 shares, respectively	(10,305)	(9,107)
Accumulated deficit	(365,915)	(368,113)
Total American Independence Corp. stockholders’ equity	102,298	104,152
Non-controlling interest in subsidiaries	135	72
Total equity	102,433	104,224
TOTAL LIABILITIES AND EQUITY	$164,389	$158,983